SCHEDULE A

TO THE SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT

BETWEEN

SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.

Fund	Effective Date

Schwab International Index Fund	July 21, 1993

Schwab Small–Cap Index Fund	October 14, 1993

Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset Director–High Growth Fund)	September 25, 1995

Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset Director–Balanced Growth Fund)	September 25, 1995

Schwab MarketTrack Conservative Portfolio (formerly known as Schwab Asset Director–Conservative Growth Fund)	September 25, 1995

Schwab S&P 500 Index Fund	February 28, 1996

Schwab Core Equity Fund (formerly known as Schwab Analytics Fund)	May 21, 1996

Laudus International MarketMasters Fund (formerly known as Schwab International MarketMasters Fund, Schwab MarketManager International Portfolio and Schwab OneSource Portfolios–International)	September 2, 1996

Laudus U.S. MarketMasters Fund (formerly known as Schwab U.S. MarketMasters Fund, Schwab MarketManager Growth Portfolio and Schwab OneSource Portfolios–Growth Allocation)	October 13, 1996

Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund, Laudus Balanced MarketMasters Fund, Schwab Balanced MarketMasters Fund, Schwab MarketManager Balanced Portfolio and Schwab OneSource Portfolios–Balanced Allocation)	October 13, 1996

Laudus Small-Cap MarketMasters Fund (formerly known as Schwab Small–Cap MarketMasters Fund, Schwab MarketManager Small Cap Portfolio and Schwab OneSource Portfolios–Small Company)	August 3, 1997

Schwab Institutional Select S&P 500 Fund (formerly known as Institutional Select S&P 500 Fund)	October 28, 1998

Schwab Total Stock Market Index Fund	April 15, 1999

Schwab Health Care Fund (formerly known as Health Care Focus Fund)	May 15, 2000

Schwab Hedged Equity Fund	August 6, 2002

Schwab Small–Cap Equity Fund	May 19, 2003

Schwab Dividend Equity Fund	September 23, 2003

Schwab Premier Equity Fund	November 16, 2004

Schwab Target 2010 Fund	May 24, 2005

Schwab Target 2015 Fund	November 12, 2007

Schwab Target 2020 Fund	May 24, 2005

Schwab Target 2025 Fund	November 12, 2007

Schwab Target 2030 Fund	May 24, 2005

Schwab Target 2035 Fund	November 12, 2007

Schwab Target 2040 Fund	May 24, 2005

Schwab Retirement Income Fund	May 24, 2005

Schwab Large Cap Growth Fund	August 9, 2005

Schwab Fundamental US Large Company Index Fund	February 28, 2007

Schwab Fundamental US Small-Mid Company Index Fund	February 28, 2007

Schwab Fundamental International Large Company Index Fund	February 28, 2007

Schwab Fundamental Emerging Markets Index Fund	November 12, 2007

Schwab Fundamental International Small-Mid Company Index Fund	November 12, 2007

Schwab Monthly Income Fund - Moderate Payout	February 25, 2008

Schwab Monthly Income Fund - Enhanced Payout	February 25, 2008

Schwab Monthly Income Fund - Maximum Payout	February 25, 2008

Schwab International Core Equity Fund	February 25, 2008

Schwab Target 2045 Fund	January 14, 2013

Schwab Target 2050 Fund	January 14, 2013

Schwab Target 2055 Fund	January 14, 2013

Schwab Fundamental Global Real Estate Index Fund	September 3, 2014

Schwab Target 2060 Fund	August 18, 2016

Schwab Target 2010 Index Fund	August 18, 2016

Schwab Target 2015 Index Fund	August 18, 2016

Schwab Target 2020 Index Fund	August 18, 2016

Schwab Target 2025 Index Fund	August 18, 2016

Schwab Target 2030 Index Fund	August 18, 2016

Schwab Target 2035 Index Fund	August 18, 2016

Schwab Target 2040 Index Fund	August 18, 2016

Schwab Target 2045 Index Fund	August 18, 2016

Schwab Target 2050 Index Fund	August 18, 2016

Schwab Target 2055 Index Fund	August 18, 2016

Schwab Target 2060 Index Fund	August 18, 2016

SCHWAB CAPITAL TRUST		CHARLES SCHWAB & CO., INC.

By	/s/ George Pereira	By	/s/ John Sturiale
Name: George Pereira		Name: John Sturiale
Title: Sr. Vice President & Chief Operating Officer		Title: Senior Vice President

Dated as of August 18, 2016